UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2014 (May 10, 2014)

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
7 Village Circle, Suite 350
Westlake, TX 76262
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 10, 2014, Claims Services Group, Inc., an indirect wholly owned subsidiary of the registrant (the “Purchaser”), entered into a Purchase and Sale Agreement (the “Agreement”) among the Purchaser, Pittsburgh Glass Works, LLC (the “Seller”), Lynx Services, L.L.C. (“Lynx”), GTS Services, LLC (“GTS”) and the registrant related to the acquisition of the Seller’s Insurance and Services Division, which provides products and services to property and casualty insurance companies (“I&S”). The Agreement provides that, upon the terms and subject to the conditions set forth therein, among other things, the Purchaser will acquire from the Seller 100% of the membership interests of Lynx and GTS at the closing and certain assets of Seller solely or primarily related to I&S.

The purchase price to be paid at the closing is equal to $280.0 million and is subject to certain adjustments based upon Seller’s transaction expenses, the amount of certain transaction bonuses, working capital and cash on hand at closing.

The transaction is subject to satisfaction or waiver of customary closing conditions, including expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Pursuant to the Agreement, the registrant has agreed to guarantee the performance of certain obligations of the Purchaser under the Agreement.

The Agreement is subject to certain customary representations, warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules delivered in connection with signing the Agreement. The Seller, with respect to I&S, Lynx and GTS, has covenanted not to engage in certain kinds of transactions or take certain actions during the interim period between the execution of the Agreement and the closing. In addition, the Agreement contains certain non-compete provisions limiting the ability of the Seller and certain other parties to compete with the businesses of Lynx and GTS for three years following the date of closing.

The Agreement contemplates and requires as a closing condition that, by the date of closing, certain parties to the Agreement will enter into a transition services agreement pursuant to which the Seller will provide certain services to Lynx and GTS during a transition period of up to 18 months following the closing of a type that are currently provided by the Seller to Lynx and GTS and are reasonably necessary to support the operations of Lynx and GTS during such period.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is expected be filed with the registrant’s annual report on Form 10-K for the fiscal year ending June 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason Brady
Date: May 14, 2014	Name: Jason Brady
Title: Senior Vice President, General Counsel and Secretary